     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON April 23,1998


                                                      REGISTRATION NO.333-41805
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------


                  POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1
                                      ON
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


                                --------------

                             RIVIERA TOOL COMPANY
            (Exact name of registrant as specified in its charter)

                    MICHIGAN                                38-2828870
        (State or other jurisdiction of     (I.R.S. Employer Identification No.)
        incorporation or organization)

                                --------------
                             5460 EXECUTIVE PARKWAY SE
                            GRAND RAPIDS, MICHIGAN 49512
                                   (616) 698-2100
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                --------------

                            KENNETH K. RIETH, PRESIDENT
                             5460 EXECUTIVE PARKWAY SE
                            GRAND RAPIDS, MICHIGAN 49512
                                   (616) 698-2100
   (Address, including zip code, and telephone number, including area code, of agent for service)


                                --------------

                                  Copies to:

                            STUART F. CHENEY, ESQ.
                            Dickinson Wright PLLC
                      200 Ottawa Avenue, N.W., Suite 900
                            Grand Rapids, MI 49503
                                (616) 458-1300
                                --------------

  Approximate Date of Commencement of proposed Sale to the Public: From time to time after this Registration Statement becomes effective.

                                --------------

      If only Securities being registered on this Form are offered pursuant to dividend or interest reinvestment plans, please check the following box [ ]

      If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [x]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________.

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________________________.

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


      THE REGISTRANT HEREBY AMENDS THIS POST EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS POST EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) Of, THE SECURITIES ACT OF 1933 OR UNTIL THE POST EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------

                   Subject to Completion, Dated April 23, 1998
    PROSPECTUS

                              1,461,499 SHARES

                            RIVIERA TOOL COMPANY
                                Common Stock

                              -----------------

       The shares of Common Stock ("Common Stock") offered hereby are being offered by the Selling Shareholders described in this Prospectus under "Selling Shareholders."

       The Company's Common Stock is listed on the American Stock Exchange ("AMEX") under the symbol "RTC." On March 27, 1998, the last sale price for the Common Stock reported by AMEX was $ 9.875.

               FOR A DISCUSSION OF CERTAIN CONSIDERATIONS ASSOCIATED WITH THE
             PURCHASE OF THE COMMON STOCK OFFERED HEREBY, SEE "RISK FACTORS."


               THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
               BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
             SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
           COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
           ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                        THE CONTRARY IS A CRIMINAL OFFENSE.



    ---------------------------------------------------------------------------
                             Underwriting Discounts      Proceeds to Selling
         Price to Public       and Commissions           Shareholders
    ---------------------------------------------------------------------------
         Market (1)          Customary (2)               Net (3) (4)
    ---------------------------------------------------------------------------

    (1) The shares of Common Stock offered hereby by the Selling Shareholders will be offered at either prevailing market prices from time to time or at negotiated prices; therefore the price to the public cannot be determined at this time.

    (2) There is no underwriter. It is anticipated, however, that the broker-dealers with whom the Selling Shareholders place their shares will receive the usual and customary brokerage commissions in connection with the sale of the securities. The amount of any such commissions, which will be paid by the Selling Shareholders, cannot be determined at this time.

    (3) These securities are offered an behalf of Selling Shareholders and, therefore, no proceeds from the offering of such securities will be paid to the Company.

(4) All proceeds are before deduction of the total expenses of this offering, including legal, accounting, and printing expenses, which will be borne by the Company and are estimated at $22.380.


            The date of this Prospectus is April 23, 1998.

      NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR EITHER OF THE SELLING SHAREHOLDERS. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.


      IN CONNECTION WITH THIS OFFERING, CERTAIN OF THE SELLING SHAREHOLDERS OR THEIR RESPECTIVE AFFILIATES WHO ARE REGISTERED BROKER DEALERS MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK OF THE COMPANY ON THE AMEX IN ACCORDANCE WITH THE RULE 103 OF REGULATION M, AS AMENDED.

                         AVAILABLE INFORMATION

         Riviera Tool Company ("Riviera" or the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information concerning Riviera can be inspected and copied at the public reference facilities of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C., as well as the following Regional Offices:
Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, 12th Floor, New York, New York 10007. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company is an electronic filer and such reports and other information filed with the SEC may also be available at the SEC's World Wide Web at http:www.sec.gov. The Company's common stock is listed on the AMEX under the symbol "RTC" and such reports, proxy statements and other information may also be inspected at the offices of the American Stock Exchange, New York, New York.

      The Company has filed with the SEC a Registration Statement (which term shall encompass any amendments and exhibits thereto) under the Securities Act of 1933 with respect of the Shares offered hereby. This Prospectus, which forms a part of such Registration Statement, does not contain all the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to such Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Any interested parties may inspect such Registration Statement, without charge, at the public reference facilities maintained by the SEC as noted above, and may obtain copies of all or any part of it from the SEC upon payment of the fees prescribed by the SEC. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sales made hereunder or thereunder shall under any circumstances create ally implication that the information contained herein or therein is correct as of any time subsequent to the date hereof or thereof or that there has been no change in the affairs of the Company since the date hereof or thereof.

            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by Riviera with the SEC pursuant to the 1934 Act are incorporated by reference herein and made a part hereof:

      1.  Annual Report on Form 10-K for the fiscal year ended August 31, 1997.

      2.  Quarterly Reports on Form 10-Q for the quarters ended
          November 30, 1997 and February 28, 1998.

      3. The description of the Company's Common Stock contained in the Company's registration statement filed under the 1934 Act, Registration No. 001-12673, including any amendments or reports filed for the purpose of updating such descriptions.

      All documents filed by Riviera pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date hereof and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

      Any statements contained herein or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


      Riviera undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents. Such requests should be directed to: Peter C. Canepa, Secretary, Riviera Tool Company, 5460 Executive Parkway, Grand Rapids, Michigan 49512; telephone (616)
698-2100.


                          -------------------------

                              THE COMPANY

      The Company designs, develops and manufactures custom large scale metal stamping die systems used in the high speed production of sheet metal stamped parts and assemblies for the automobile industry. The Company incorporates its knowledge of integrated computer technologies with the design and manufacture of metal stamping die systems resulting in solutions that address the specific manufacturing requirements of its main customers, Chrysler Corporation ("Chrysler"), Ford Motor Company ("Ford") and General Motors Corporation ("General Motors"), the three largest domestic automobile manufacturers (the "OEMs"), and their tier one suppliers of sheet metal stamped parts and assemblies.

      Management has strategically positioned the Company as one of North America's most technologically advanced independent suppliers of metal stamping die systems utilizing a totally computer integrated process for the design, manufacture and validation of its products. The Company should continue to benefit from current trends in the global automotive industry which require continuous quality improvement, simultaneous engineering and development, and increasing reliance on a select number of suppliers capable of utilizing computer integrated technology to develop new automobile models. Examples of parts made from die systems recently developed and manufactured by the Company include the bumper system for the Ford Explorer and F-Series trucks, door panels and wheels for the Jeep Wrangler, structural body components for the Chrysler Neon and mini-vans, as well as body panels for semi-tractor vehicles.

      The Company maintains "Preferred Supplier" status with Chrysler and Ford. In the past, the Company has been awarded Chrysler's PentaStar quality award, the highest quality award for a single plant supplier and Ford's Q-1 supplier award, an award that has historically been given to suppliers who manufacture parts and assemblies, rather than suppliers of tooling and equipment. The Company was the first tool and die supplier to be awarded the Q-1 status by Ford.


      By transferring design information electronically, the Company communicates directly with the OEMs' design and development centers regarding specific product and manufacturing information necessary to develop a custom manufacturing system for each respective part. This digital data base is incorporated in each phase of the design, manufacture and inspection process for both the prototype and production tooling systems, ensuring high quality repeatable processes. Electronically linking the Company to the OEMs' design and development centers enables significant reductions in product development lead time and cost.

      The Company has adopted a strategy that includes (i) single source program management from concept to completion which involves the coordination of design, manufacture of prototype and final dies, tryout and final inspection, all at a single location; (ii) accomplishing each of the foregoing using the same electronic data; (iii) simultaneous engineering of product and process, and (iv) maintaining ongoing continuous improvement programs enabling it to improve its products and services in response to technological advances and the changing requirements of its customers.

      The Company was originally acquired by the purchase of the assets of an existing tool and die business on December 19, 1967 and was incorporated in its present form in 1988 under the laws of the State of Michigan. The Company sold 1,010,000 shares of its Common Stock, approximately 57.5% of its currently issued and outstanding Common Stock, in an initial public offering on March 4, 1997. In October of 1997 the Company sold 80,000 shares of 8% Cumulative Convertible Preferred Stock ( the "Preferred Stock"), which have been converted into an aggregate of 1,310,499 shares of Common Stock.


                                RISK FACTORS

      A prospective investor should consider, together with the other information set forth in this Prospectus, the following:

RELIANCE UPON MAJOR CUSTOMERS


Approximately 40% of the Company's sales during fiscal 1997 and 25% in fiscal 1996 were made directly to Chrysler Corporation. In addition, approximately 16% of the Company's sales during fiscal 1997 and 11% during fiscal 1996 were made directly to Ford Motor Company. Ford suppliers represented approximately 16% and 17% of the Company's sales during fiscal 1997 and 1996, respectively. General Motors represented approximately 4% of the Company's sales during fiscal 1997 and 13% during fiscal 1996. For the year ended August 31, 1997 and 1996, Chrysler, Ford, General Motors and their tier one suppliers accounted for approximately 87% and 75% of the Company's revenues, respectively.


      The loss of the Company's relationship with these customers, or a significant reduction of their minimum tooling purchases, or a reduction in new product development due to economic conditions, could have a material adverse effect upon the Company.

      The Company is directly dependent on its customers who directly produce the end use product. As a result, if the end use producers (Chrysler, Ford and General Motors) experience difficulties in such critical areas as style, quality or global competition, the demand for such end use producer's product may be adversely affected, which may in turn adversely affect the Company.

GENERAL FACTORS: ECONOMIC CLIMATE, INTERNATIONAL MONETARY CYCLES, CHANGING FACILITIES, INTER-INDUSTRY DEPENDENCE, AVAILABLE FINANCING

      The revenue and value of manufacturing concerns, such as the Company, in general, may be adversely affected by a number of factors, including: (a) the international, national, regional and local economic climate - in particular, manufacturing intended for large ticket durable consumer goods, which directly contributes to or adversely affects the work loads of manufacturing concerns supplying product that will contribute to or be incorporated into end use consumer products; (b) international monetary cycles - manufacturing concerns produce products that contribute to or are otherwise incorporated into retail consumer end use products that will directly or indirectly be competing on a global basis; where price becomes an issue, monetary cycles may contribute to or detract from competitive positioning; (c) the need to periodically repair, replace, upgrade and expand existing production capabilities may not prove to be a profitable endeavor; (d) the dependence on other industries - manufacturing concerns that do not produce an end product but contribute to an end product produced by another manufacturing concern are subject to both the trends of the end user and the buying practices of the manufacturer that assembles the materials into a merchantable product; (e) manufacturing concern values which are affected by factors such as changes in interest rates and the availability of financing in capital intensive industries, and in addition, manufacturing concerns do not typically receive progress payments from their customers.

VOTING CONTROL


      Following completion of this Offering, Riviera Holding Company (owned
100% by Kenneth K. Rieth), a Michigan corporation will have approximately 19% of the voting power and ownership of the Company. As a result Kenneth K. Rieth will exercise significant control over the affairs of the Company. National Securities Corporation was the managing underwriter for the Company's initial public offering ("National"). The Company has agreed to use its best efforts to elect a person designated by National to the Company's Board of Directors until March 4, 2002. No such person has been designated at the date of this Prospectus and National has indicated that it has no present intention to designate any such person.


DEPENDENCE ON EXISTING MANAGEMENT

      Kenneth K. Rieth and a few key employees have been primarily responsible for the development of most of the Company's products, processes and business methods. The loss or interruption of the continued full-time services of any of them could have a material adverse effect on the Company. The Company maintains "Key-man" life insurance policies on Kenneth K. Rieth, President, C.E.O. and Director, and Leonard H. Wood, Vice President, General Manager and Director, for $2,500,000 and $500,000, respectively. The Company has pledged $1,500,000 of this insurance on Kenneth K. Rieth to its principal commercial lender, Old Kent Bank.

COMPETITION AND MARKET CONSOLIDATION

      The tooling systems industry is highly competitive, and there can be no assurance that the Company will be able to compete successfully in the future. The Company's largest customers, Chrysler and Ford, both have internal die construction capability; however, the Company believes that such capacity is insufficient in relationship to their total requirements. The Company believes that the automobile industry has been going through a tooling systems supplier consolidation and that there are now fewer quality oriented, full service die systems suppliers. There is no assurance that the Company will continue to qualify as a supplier to any of the automobile manufacturers. The loss of any such qualification would have a material adverse effect on the Company. In addition, the Company faces competition from foreign manufacturers, particularly from Japan.

FUTURE SALE OF COMMON STOCK

      The 605,000 shares of Common Stock held by Riviera Holding Company, owned 100% by Kenneth K. Rieth, after the date of this Prospectus will be eligible for sale in accordance with Rule 144 under the Securities Act of 1933, as amended. Under Rule 144, shareholders who have held fully-paid shares for at least one year may sell them without registration under certain conditions. Riviera Holding has held its shares for more than one year. The sale of a significant portion of these shares in the open market could have a material adverse effect on the market price of the Common Stock. However, Riviera Holding Company has agreed that it will not sell or otherwise dispose of any Common Stock until March 4, 1999 without the consent of the National.

PREFERRED STOCK


      The Board of Directors of the Company is authorized to issue, without any further action on the part of the Company's shareholders, up to 120,000 shares of preferred stock in one or more series with such designations, preferences, limitations and other rights, including voting rights, as are determined by the Board of Directors from time to time. The issuance of such shares of preferred stock could result in the dilution of the voting power of the shares of Common Stock purchased in this Offering and could have a dilutive effect earnings per share. The 1,425 shares of 8% Cumulative Preferred Stock of the Company, which is redeemable and has all been redeemed, are also available for issuance if approved by a vote of the holders of the Shares.


MARKET FOR COMMON STOCK

      Prior to March 4, 1997 there was no public market for the Common Stock of the Company. Since then it has traded on the AMEX under the Symbol RTC. There can be no assurance that an active public market for the shares will be sustained or that the market price of the Common Stock will not decline. The trading price of the Company's Common Stock in the future could be subject to wide fluctuations in response to quarterly variations in operating results of the

Company or its competitors, changes in analysts' estimates of the Company's financial performance, regulatory developments, general industry conditions, worldwide economic and financial conditions, and other factors. During certain periods, the stock markets have experienced extreme price and volume fluctuations. These broad market fluctuations and other factors may adversely affect the market price of the Company's Common Stock.



                       CAUTIONARY STATEMENTS FOR PURPOSES OF
                        THE "SAFE HARBOR" PROVISIONS OF THE
                  PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     This Prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this document, the words "anticipate," "believe," "estimate," and "expect" and similar expressions are generally intended to identify forward-looking statements. Prospective investors are cautioned that any forwarding-looking statements, including statements regarding the intent, belief, or current expectations of the Company or its management, are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors including, but not limited to: (i) general economic conditions in the markets in which the Company operates; (ii) fluctuations in worldwide or regional automobile and light and heavy truck production; (iii) labor disputes involving the Company or its significant customers; (iv) changes in practices and/or policies of the Company's significant customers toward outsourcing automotive components and systems; (iv) other risks detailed from time to time in the Company's filings with the Commission; and (vi) those items identified under "Risk Factors." The Company does not intend to update these forward-looking statements.



                             USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Shareholders.

                             DIVIDEND POLICY


        The Company has not declared or paid any cash dividends on its Common Stock, except to its then sole shareholder in connection with its initial public offering in March of 1997. See Note 17 of Notes to Consolidated Financial Statements for the year ended August 31, 1997. The Company currently intends to retain future earnings in order to provide funds for the operation and expansion of its business and, accordingly, does not anticipate paying cash dividends in the foreseeable future. Any further payment of cash dividends is within the discretion of the Company's Board of Directors and will depend upon, among other factors, the capital requirements, operating results and financial condition of the Company from time to time.


                     DETERMINATION OF OFFERING PRICE

        The offering price of the securities offered hereby by Selling Shareholders may be based either on the market price of such securities on the AMEX as it may exist from day to day during the offering period or may reflect a negotiated price.

                          SELLING SHAREHOLDERS


      Of the shares being offered by the Selling Shareholders hereby
1,310,499 have been issued by the Company to the Selling Shareholders upon conversion of the Preferred Stock and the balance are issuable upon exercise of the certain warrants to purchase Common Stock of the Company (the "Warrants"). The Preferred Stock was issued by the Company 67,500 shares on October 10, 1997 and 12,500 on October 24, 1997 and the Warrants were issued for 151,000 shares of Common Stock by the Company 101,000 on March 7, 1997 in connection with the Company's initial public offering, and 50,000 on October 10, 1997 in connection with the placement of the Preferred Stock. The Preferred Stock has been converted into 1,310,499 Shares of Common Stock. The Warrants issued in March, 1997 may be exercised at an exercise price of $10.50 per share but may not be exercised until March 7, 1998 nor after March 7, 2002. The Warrants issued in October, 1997 may be exercised at an exercise price of $10 per share but may not be exercised until October 10, 1998 nor after October 10, 2002. The exercise prices for the Warrants are subject to equitable adjustment upon the occurrence of certain events such as stock split, stock dividends, reclassifications or combinations. As required by the terms of the Preferred Stock, the Company has filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act") a Registration Statement on Form S-3, of which this Prospectus forms a part, with respect to the resale of the Shares by the Selling Shareholders from time to time on the American Stock Exchange or in privately negotiated transactions. The holders of the Warrants have elected to exercise their right to include the shares subject to the Warrants in the Registration Statement.

      The following table sets for the number of shares of Common Stock covered by this Prospectus with respect to each Selling Shareholder, and the amount and percentage of ownership of each Selling Shareholder after the offering of securities offered hereby, assuming all the securities covered by this Prospectus are sold by the Selling Shareholders. After the date of this prospectus any of the Selling Shareholders may purchase additional shares or dispose of any or all of its shares in the Company from time to time in the open market, in privately negotiated transactions or otherwise. Except as otherwise indicated by footnote below, none of the Selling Shareholders has had any position, office or other material relationship with the Company with the past three years, other than as a result of the ownership of the securities or other securities of the Company.






                                                         NO. OF SHARES
                                                        INCLUDED IN THE
                                 NO. OF SHARES          NO. OF SHARES OF         NO. OF SHARES       PERCENTAGE OF
                               BENEFICIALLY OWNED         COMMON STOCK          OF COMMON STOCK       COMMON STOCK
 SELLING                            PRIOR                INCLUDED IN THE           HELD AFTER          HELD AFTER
SHAREHOLDERS                   TO THE OFFERING             OFFERING              THE OFFERING        THE OFFERING
Laborers' District Council        33,333                    33,333                     0                   --
 and Contractors Pension
    Fund of Ohio

Ohio Carpenters' Pension          41,667                    41,666                     0                   --
     Trust

Dow Chemical Retirement           58,333                    58,333                     0                   --
     Plan

   Jerome Kahn, Jr.                8,333                     8,333                     0                   --
   Revocable Trust

    Irving Harris                 12,500                    12,499                     0                   --
    Foundation B

    Irving Harris                 14,167                    14,166                     0                   --
    Foundation A

    Irving Harris                  8,333                     8,333                     0                   --
    Foundation

  Harris Foundation               41,667                    41,666                     0                   --

    Irving Harris                 35,300                    24,999                10,300                    *
   Revocable Trust

   David Rosenbaum                 2,667                     1,666                 1,000                    *
    & Margot Kahn
      JTWROS

    James J. Pelts                 5,000                     4,999                     0                   --

  Heartland Value(1)             195,000                   194,999                     0                   --
     Plus Fund

    ROI Partners                  45,000                    44,999                     0                   --

    ROI Offshore                  27,000                    24,999                 2,000                   --

     NAV LLC                       8,333                     8,333                     0                   --

  ROI and Lane L.P.                6,667                     6,666                     0                   --

 Pleiades Investment               6,667                     6,666                     0                   --
   Partners, L.P.

                                                         NO. OF SHARES
                                                        INCLUDED IN THE
                                 NO. OF SHARES          NO. OF SHARES OF         NO. OF SHARES       PERCENTAGE OF
                               BENEFICIALLY OWNED         COMMON STOCK          OF COMMON STOCK       COMMON STOCK
  SELLING                            PRIOR                INCLUDED IN THE           HELD AFTER         HELD AFTER
 SHAREHOLDERS                   TO THE OFFERING             OFFERING              THE OFFERING        THE OFFERING
 MicroCap Partners                   8,333                      8,333                  0                  --
    L.P

  John Kennedy                       8,332                      8,333                  0                  --

  Kent Williams                     41,667                     41,666                  0                  --
Employee Pension
    Plan

 Pioneer Micro Cap Fund            200,000                    199,999                  0                  --
c/o Pioneering Management
      Corporation
     60 State Street
    Boston, MA 02109

    Beamport & Co.                  47,495                     47,495                  0                  --

    Topworks & Co.                  66,790                     66,790                  0                  --

      Ell & Co.                     71,243                     71,243                  0                  --

    Spear, Leeds &                 166,666                     83,333             83,333                 2.6%
      Kellogg

   Deltac Panameria                 58,333                     58,333                  0                  --
    Trust Co. Ltd.

   Rodgers Family                   33,333                     33,333                  0                  --
  Partnership Ltd.

    John Gordon                     16,667                     16,666                  0                  --

  Daniel F. Gordon                  16,667                     16,666                  0                  --

 Robert J. Alison, Jr.              12,500                     12,499                  0                  --

  Elizabeth Kountze                 12,500                     12,499                  0                  --

     James Turner                    8,333                      8,333                  0                  --
      Rodgers

   Alan L. Bauer &                   5,000                      4,999                  0                  --
    Lois Bauer

 Mark M. Moeller &                   4,167                      4,166                  0                  --
 Melissa M. Moeller
    TTEES

 Albert N. Schrieber                 4,167                      4,166                  0                  --
    & Jeanette B.
  Schrieber TTEES

 National Securities                 4,167                      4,166                  0                  --
Corporation Custodian
   for George E.
   Mohler IRA

   Sarah Draper                      4,167                      4,166                  0                  --

 Gregory C. Lowney                   4,167                      4,166                  0                  --

                                                         NO. OF SHARES
                                                        INCLUDED IN THE
                                 NO. OF SHARES          NO. OF SHARES OF         NO. OF SHARES       PERCENTAGE OF
                               BENEFICIALLY OWNED         COMMON STOCK          OF COMMON STOCK       COMMON STOCK
  SELLING                            PRIOR               INCLUDED IN THE           HELD AFTER          HELD AFTER
 SHAREHOLDERS                   TO THE OFFERING            OFFERING              THE OFFERING        THE OFFERING
 & Mary Anne K.
   Snyder

Brian R. Meyers &                    4,167                   4,166                     0                  --
  Helen Meyers

 Andrew Willner                      8,333                   8,333                     0                  --
   TTEE

Orthopedic Consultants              12,500                  12,499                     0                  --
   of Washington

 Arnold S. Reich &
   Anita Reich                       4,167                   4,166                     0                  --

 National Securities                 4,167                   4,166                     0                  --
Corporation Custodian
  for William A.
   Schwartz IRA
     Rollover

  Tilikum Place                      8,333                   8,333                     0                  --
   Printers

Gregory P. Kusnick &                 4,167                   4,166                     0                  --
 Karen J. Gustafson

 National Securities                 4,167                   4,166                     0                  --
 Corp. Custodian for
   Lee Levin Holm
     IRA

  Edward Epstein                     8,333                   8,333                     0                  --
    DDS PS

   B'nal Bristh                      4,167                   4,166                     0                  --
 Foundation of the
   United States

  National Securities
    Corporation(2)                  34,050                  34,050                     0                  --

  Steven Rothstein(2)               81,325                  81,325                     0                  --

 L. H. Friend, Weinress,
Frankson & Presson, Inc.(2)         25,000                  25,000                     0                  --

  Samuel M. Chase(2)                10,625                  10,625                     0                  --
                                 ---------               ---------                ------                ----
      Total:                     1,558,162               1,461,499                96,633                 3.0%
                                 =========               =========                ======                ====




* Beneficial ownership of less than 1% of the class.

(1) Neither Heartland Value Plus Fund, nor any of its affiliates (except for Heartland Small Cap Contrarian Fund as discussed below), has held any position or had any other material relationship with the Company within the past three years. Heartland Value Plus Fund is a series of Heartland Group, Inc., a registered investment company. Heartland Small Cap Contrarian Fund, another series of Heartland Group that is managed by the same investment adviser as Heartland Value Plus Fund, held 156,400 shares of the Company's common stock at November 30, 1997. The Heartland Small Cap Contrarian Fund may purchase additional shares or dispose of any or all of its shares in the Company from time to time in the open market, in privately negotiated transactions or otherwise.


(2) National Securities Corporation acted as managing underwriter in connection with the Company's initial public offering of Common Stock on March 4, 1997 and as placement agent in connection with the private placement of the Company's Preferred Stock in October of 1997. L. H. Friend, Weinress, Franken & Presson, Inc. is a wholly-owned subsidiary of National Securities Corporation, Mr. Rothstein is Chairman of the Board of National and Mr. Chase is an officer of National. The named individuals performed services in connection with either the initial public offering or Preferred Stock placement. The Common Stock indicated will be owned by the indicated person and upon the exercise of the Warrants and payment of the exercise price.


                            PLAN OF DISTRIBUTION


      The sale of all or a portion of the Common Stock by the Selling Shareholders (or by persons who may receive any of the Common Stock as donor, pledges or otherwise by transfer in a private transaction) may be effected, from time to time, in private transactions or on the AMEX at prices related to the prevailing prices of the Common Stock at the time of the sale, or at negotiated prices as each Selling Shareholder shall determine in its sole discretion from time to time. The Selling Shareholders may effect such transactions by selling to or through one or more broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commission from the Selling Shareholders. The Selling Shareholders and any broker-dealers that participate in the distribution of the Shares may, under certain circumstances be deemed to be underwriters" within the meaning of the Securities Act, and any commissions received by such broker-dealers and any profits realized on the resale of Shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Company and the Selling Shareholders may agree to indemnify such broker-dealers against certain liabilities, including liabilities under the Securities Act. In addition, the Company has agreed to indemnify the Selling Shareholders, with respect to the Shares offered hereby, against certain liabilities, including certain liabilities under the Securities Act.

      To the extent required under the Securities Act, a supplemental prospectus will be filed, disclosing (a) the name of any such broker-dealers, (b) the number of Shares involved, (c) the price at which such Shares are to be sold,
(d) the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, (e) that such broker-dealers did not conduct any investigation to verify the information set out in this Prospectus, as supplemented, and (f) other facts material to the transaction.

      There is no assurance that any of the Selling Shareholders will sell any of the shares.

      The Company has agreed to pay all costs and expenses incurred in connection with the registration of the Common Stock offered hereby, except that the Selling Shareholders shall be responsible for all selling commissions, transfer taxes and related charges in connection with the offer and sale of such securities and the fees of the Selling Shareholders' counsel.

      The Company has agreed to use its best efforts to keep the Registration Statement relating to this offering and sale continuously effective until the earlier of sale of all the Common Stock offered by the Selling Shareholders or October 24, 1999.

                                LEGAL MATTERS

        The validity of the Common Stock offered hereby will be passed upon for the Company by Dickinson Wright PLLC, 200 Ottawa Avenue, N.W., Suite 900, Grand Rapids, Michigan 49503.

                                   EXPERTS

        The consolidated financial statements and the related financial statement schedules incorporated by reference from the Company's Annual Report on Form 10-K for the year ended August 31, 1997 have been audited by Plante & Moran L.L.P, independent auditors, as stated in their reports which are incorporated herein by reference and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.

                            TABLE OF CONTENTS

                                                                         PAGE


Available Information .................................................     5

Incorporation of Certain Documents By Reference .......................     5

The Company ...........................................................     7

Risk Factors ..........................................................     8

Cautionary Statements for Purposes of the "Safe
 Harbor" Provisions of the Private Securities
 Litigation Reform Act of 1995 ........................................    11

Use of Proceeds .......................................................    11

Dividend Policy .......................................................    12

Determination of Offering Price .......................................    12

Selling Shareholders ..................................................    12

Plan of Distribution ..................................................    16

Legal Matters .........................................................    17

Experts ...............................................................    17

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   The following is a list of the estimated expenses to incurred in connection with the issuance and distribution of the shares of Common Stock being registered hereby, other than underwriting discounts and commissions, all of which will be borne by the Registrant.

                                                                Item
                                                                ----

  Securities and Exchange Commission
  Registration Fee..........................................    $ 5,685

  Printing Expenses.........................................    $ 2,985

  Accounting Fees and Expenses..............................    $ 2,585

  Legal Fees and Expenses...................................    $ 8,625

  Miscellaneous Expenses....................................    $ 2,500
                                                                -------

                                TOTAL.......................    $22,380

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   See Item 14 of Registrant's Registration Statement on Form S-1 and Amendments thereto.


ITEM 16. EXHIBITS.

   EXHIBITS             DESCRIPTION OF DOCUMENT

   3(a) Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3(a) to Registrant's Form 10-K filed November, 1977).

   3(b) Bylaws of the Registrant (incorporated by reference to Exhibit 3(b) of the Registrant's Amendment No. 1 to Form S-1, Registration
         No. 333-14187, filed January 8, 1997).

   4(a)  Specimen Common Stock of Registrant (incorporated by reference to
         Exhibit 4(a) of the Registrant's Form S-1, Registration No. 333-14187, filed October 15, 1996.

   4(b)  Representative's Warrant Agreement (incorporated by reference to
         Exhibit 4(b) of the Registrant's Post-effective Amendment No. 1 to Form S-1, Registration No. 333-14187, filed March 14, 1997).

 4(c) Consulting Agreement and Plan of Compensation dated March 4, 1997 between the Registrant and John T. Moran (incorporated by reference to Exhibit 4(c) of the Registrant's Form S-8, Registration No. 333-29249, filed June 13, 1997).

 4(d) Form of Warrant Agreement (including form of Warrant) (incorporated by reference to Exhibit 4(d) of the Registrant's Form S-8, Registration No. 333-29249, filed June 13, 1997).

 4(e)   Form of 8% Cumulative Convertible Preferred Stock of Registrant:*
        (i) Convertible at $6.00 per share
        (ii) Convertible at $6.7375 per share.

 5 Opinion and consent of Dickinson Wright PLLC as to the legality of the Common Stock being registered*.

 9 Shareholder Agreement and related Stock Option Agreement between Riviera Holding Company and Motor Wheel Corporation (incorporated by reference to Exhibit 9 of the Registrant's Amendment No. 1 to Form S-1, Registration No. 333-14187, filed January 8, 1997).

10(a) 1996 Incentive Stock Option Plan of Registrant (incorporated by reference to Exhibit 10(a) of Registrant's Form 10-K filed November 1997).

10(b)   Employment Agreement of Kenneth K. Rieth (incorporated by reference to
        Exhibit 10(b) of the Registrant's Amendment No. 1 to Form S-1, Registration No. 333-14187, filed January 8, 1997).

10(c) Promissory Note dated March 31, 1994 between Registrant and Heller Financial, Inc. covering various manufacturing machinery and equipment (incorporated by reference to Exhibit 10(c) of the Registrant's
        Form S-1, Registration No. 333-14187, filed October 15, 1996).

10(d) Promissory Note dated April 1, 1994 between Registrant and Banc One Equipment Finance, Inc. covering various manufacturing machinery and equipment (incorporated by reference to Exhibit 10(d) of the Registrant's Form S-1, Registration No. 333-14187, filed October 15,
        1996).

10(e) Lease Agreement dated November 1, 1988 between Registrant and Greenbrook Limited Partners/Riviera regarding industrial facilities at 5460 Executive Parkway SE, Grand Rapids, Michigan (incorporated by reference to Exhibit 10(e) of the Registrant's Form S-1, Registration No. 333-14187, filed October 15, 1996).

10(g) NBD Bank Credit Agreement (incorporated by reference to Exhibit 10(g) of the Registrant's Amendment No. 2 to Form S-1, Registration No. 333-14187, filed February 24, 1997).

10(h) Assignment of Stock Options between Riviera Holding Company and Registrant (incorporated by reference to Exhibit 10(h) of the Registrant's Amendment No. 2 to Form S-1, Registration No. 333-14187, filed February 24, 1997).

10(i) Loan Agreement, Revolving Loan Note, Term Note and Security Agreement between Registrant and LaSalle National Bank dated March 7, 1997 (incorporated by reference to Exhibit 10(i) of the Registrant's Form 10-Q, filed April 17, 1997).

10(j) Assignment of Life Insurance Policy to NBD Bank dated March 3, 1997 (incorporated by reference to Exhibit 10(j)) of the Registrant's Form 10-Q, filed April 17, 1997).

10(k) Assignment of Claim to NBD Bank dated March 3, 1997 (incorporated by reference to Exhibit 10(k) of the Registrant's Form 10-Q, filed April 17, 1997).

10(l) Loan Agreement, Revolving Line of Credit Loan Note, Existing Equipment Term Loan Note, Non-Revolving Equipment Line of Credit Loan Note, Security Agreement and Assignment of Life Insurance

          Policy as Collateral between Registrant and Old Kent Bank dated June 12, 1997 (incorporated by reference to Exhibit 10(l) of the Registrant's Form 10-K, filed November 26, 1997).

   21     Subsidiaries - None

   23(a)  Consent of Plante & Moran LLP.


   23(b) Consent of Dickinson Wright PLLC (contained in the opinion of such firm filed as Exhibit 5 hereto).*


   24(a)  Power of Attorney (contained on Page II-5, the signature page)*

   27     Financial Data Schedule.*

*  Previously filed


ITEM 17. UNDERTAKINGS.

    A. The Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1993;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses A(l)(i) and A(l)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to
                     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration




                                   11-3
              statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


      B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Michigan Business Corporation Act and the documents referred to in Item 14 or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      D. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                               SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement, or amendments thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan on the 23rd day of April, 1998.



                                       RIVIERA TOOL COMPANY

                                       By: /s/ Kenneth K. Rieth
                                          -------------------------------
                                         Kenneth K. Rieth, President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, or amendments thereto, has been signed by the following persons in the capacities indicated on the 23rd day of April 1998.


              Signature                          Title
              ---------                          -----


/s/ Kennith K. Rieth
---------------------------
Kenneth K. Rieth                        President (Principal Executive
                                        Officer) and Director
/s/ Peter C. Canepa
---------------------------
Peter C. Canepa                         Secretary, Treasurer, Chief
                                        Financial Officer Principal
                                        Accounting Officer


/S/ Thomas H. Highley*
---------------------------
Thomas H. Highley                       Director

/S/ Leonard C. Wood*
---------------------------
Leonard C. Wood                         Director

/S/ John C. Kennedy*
---------------------------
John C. Kennedy                         Director

         *The undersigned, by signing his name hereto, does hereby sign this Post-Effective Amendment No. 1 to the Registration Statement on behalf of each such director pursuant to a power of attorney, manually signed, copies of which have previously been filed with the Securities and Exchange Commission.

By: /s/ Petert C. Canepa
    -----------------------------
        Peter C. Canepa

                                EXHIBIT INDEX



EXHIBIT NO.             DESCRIPTION

    23(a)               Consent of Independent Auditors Authorization